SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

October 1, 2007

(Date of Report)

October 1, 2007

(Date of Earliest Event Reported)

Desert Mining, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-32123	87-0664962
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer I.D. No.)

4328 Hwy. 66, Longmont, CO 80504

(Address of Principal Executive Offices)

(970) 535-6213

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 27, 2007, the management of Desert Mining, Inc. (the “Company”) concluded that the balance sheet as of December 31, 2005 and 2006 included in the Company's previously filed Annual Reports on Form 10-K for the fiscal years ended December 31, 2005 and 2006, and the balance sheets as of the end of each of the first three quarters for the fiscal year ended December 31, 2006 included in the Company’s previously filed Quarterly Reports on Form 10-QSB, should no longer be relied upon and should be restated due to management's identification of an error in the balance sheet classification of its outstanding warrants and note payable.

The Company identified errors in the way it had previously classified the Warrants and Note on its balance sheet.

Using the Black-Scholes valuation model (which is commonly used to value these type of instruments), we estimate that the value of the warrants on date of issuance was approximately $600,000, using the exercise price of $1.50, our stock price on the date of issuance of $2.10, an expected term assumption of 2.5 years and a volatility assumption of 75%.  Assuming that the warrants are appropriately classified as equity under EITF 00-19, the proceeds from the note payable would be allocated using the relative fair values of the warrants ($600,000) and the note payable ($750,000), resulting in $333,333 being allocated to the warrants and recorded as capital in excess of par value.  The resulting discount on the note payable of $333,333 would be amortized to interest expense over the term of the note as outlined in paragraph 19 of EITF 00-27.  The term of the note payable is twenty months (October 19, 2004 through June 18, 2007) resulting in a monthly increase in interest expense of $16,666.65.  For 2004 the additional amount to be recorded is 2 months and 12days or $39,784.91 and the amount for 2005 is $199,998.90 for a total of $239,784.71 as of the date of the statements.

The note payable contains a provision that allows the note holder to convert to restricted stock at a conversion price of $1.30 per share.  Assuming full conversion, the note could be exchanged for 576,923 shares.  The intrinsic value of the conversion option exceeds the remaining value of the note payable ($416,667).  Therefore the carrying value of the note payable is reduced to zero and the $416,667 recorded as capital in excess of par value.

The Company will file amended Form 10-KSB for the fiscal years ended December 31, 2005 and 2006 as well as Amended Form 10-QSB for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006.

The Company has discussed the disclosures contained in this filing with Madsen & Associates, its independent registered public accounting firm.

SIGNATURES

In accordance with the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DESERT MINING, INC.

Date:  October 3, 2007

By: /s/ Randall B. Anderson

Randall B. Anderson

Chief Executive Officer